RULE 10f-3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

1.	Name of Portfolio: Neuberger Berman Millennium Fund
2.	Name of Issuer: Anthem, Inc.

3.	Date of Purchase: October 29, 2001

4.	Underwriter from whom purchased: Goldman, Sachs & Co

5.	"Affiliated Underwriter" managing or participating
	in underwriting syndicate:Neuberger Berman, LLC
6.	Is a list of the underwriting syndicate's members
	attached?	Yes X	No  _____
7. Aggregate principal amount of purchase by all investment companies advised by the
	Adviser or Subadviser: 209,530

8.	Aggregate principal amount of offering: 55,200,000

9.	Purchase price (net of fees and expenses): $ 36.00

10.	Date offering commenced: October 29, 2001

11. Offering price at close of first day on which any sales were made: $ 36.00

12.	Commission, spread or profit:  4.60% $1.656/ share

13.	Have the following conditions been satisfied?	Yes  No

a.	The securities are:
	part of an issue registered under the Securities
	Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
	(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


	X		____
	____		____
	____		____
	____		____

b.	(1)   The securities were purchased prior to the
	end of the first day on which any sales were made,
	at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of
	the issuer); OR	Yes	        No







X	 ____

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


	____	 ____
c.	The underwriting was a firm commitment underwriting?
	X   		____
d.	The commission, spread or profit was reasonable
	and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



	X		____
e.	The issuer of the securities, except for Eligible
	Municipal Securities, and its predecessors have been in continuous operation for not less than three years?

	X		____
f.	(1)  The amount of the securities, other than
	those sold in an Eligible Rule 144A Offering
	(see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such
	securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?



	X		____










	____		____
g.        (1)      No affiliated underwriter of the Trust
was a direct or indirect participant in or beneficiary
         of the sale; OR
(2) With respect to the purchase of Eligible Municipal
 Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

X 	____



____	____



h. Information has or will be timely supplied to the
     appropriate officer of the Trust for inclusion
     on SEC Form N-SAR and quarterly reports to the Trustees?
	Yes	  No X		____

Approved:		Date: November 5, 2001



Attachment

RULE 10F-3 COMPLIANCE
WORKSHEET ? P.3


Additional information for paragraph (b)commission or spread comparable recent offering:

		COMPARISON # 1	COMPARISON # 2	COMPARISON # 3
SECURITY		Anthem, Inc.	Unilab Corp.	Isis
Pharmaceuticals Inc.

DATE OFFERED	10/29/2001		10/18/2001		10/22/2001

PRICE$		$36.00		$20.50		$20.00

SPREAD($)		$1.66			$1.03			$1.20

SPREAD(%)		4.60%			5.00%			6.00%

SECURITY TYPE	COMMON		COMMON		COMMON

RATING/		N/A				N/A		N/A
QUALITY

SIZE OF ISSUE	55,200,000		8,000,000		5,000,000

TOTAL
CAPITALIZATION	$3,610,440,000	$684,796,350$1,041,755,920






NOTE:  Minimum of two comparisons must be completed for each purchase.